Exhibit 21

LIST OF SUBSIDIARIES OF THE COMPANY

Argentina

Autoliv Argentina S.A.

Australia

Autoliv Australia Proprietary Ltd

Brazil

Autoliv do Brasil Ltda.

Canada

Autoliv Canada, Inc.

Autoliv Electronics Canada, Inc.

VOA Canada, Inc.

China

Autoliv (Beijing) Vehicle Safety Co., Ltd. (51%)

Autoliv (Changchun) Vehicle Safety Systems Co., Ltd.

Autoliv (China) Electronics Co., Ltd.

Autoliv (China) Inflator Co., Ltd.

Autoliv (China) Steering Wheel Co., Ltd.

Autoliv (Guangzhou) Vehicle Safety Systems Co., Ltd.

Autoliv (Nanjing) Co., Ltd.

Autoliv (Shanghai) Automotive Safety Restraint Systems Co., Ltd.

Autoliv (Shanghai) Management Co., Ltd.

Autoliv (Shanghai) Vehicle Safety System Technical Center Co., Ltd.

Taicang van Oerle Alberton Shenda Special Type Textile Products Co., Ltd. (60%)

Estonia

Norma AS

France

Autoliv Electronics SAS

Autoliv France SNC

Autoliv IsoDelta SAS

Livbag SAS

Normandy Précision Components SNC

N.C.S. Pyrotechnie et Technologies SAS

OEA Europe SARL

Sociéte Franco Suédoise d’Investissement SAS

Germany

Autoliv Beteiligunsgesellschaft GmbH

Autoliv BV & Co. KG

Autoliv Protektor GmbH

Autoliv Sicherheitstechnik GmbH

Autoliv Stakupress GmbH

Hungary

Autoliv Kft.

India

Autoliv India Private Ltd.

Indonesia

P.T. Autoliv Indonesia

Italy

Autoliv Italia S.P.A

Japan

Autoliv Japan Ltd.

Korea

Autoliv Corporation

Mexico

Autoliv Mexican Holdings S. de R.L. de C.V.

Autoliv Mexico East S.A. de C.V.

Autoliv Mexico S.A. de C.V.

Autoliv Safety Technology de Mexico S.A. de C.V.

Autoliv Steering Wheels Mexico S. de R.L. de C.V.

The Netherlands

Autoliv ASP B.V.

Autoliv Autosicherheitstechnik B.V.

Automotive Safety Products B.V.

Van Oerle Alberton B.V.

Van Oerle Alberton Holding B.V.

Philippines

Autoliv Izumi Philippines Co, Inc.

Autoliv Philippines Inc.

Poland

Autoliv Poland Sp. z o.o.

Romania

Autoliv Romania S.R.L.

Russia

OOO Autoliv

ZAO Norma

South Africa

Autoliv Southern Africa (Pty) Ltd

Spain

Autoliv BKI S.A.

Autoliv KLE S.A.

Autosafety S.L.

Sweden

Autoliv AB

Autoliv Development AB

Autoliv East Europe AB

Autoliv Electronics AB

Autoliv Holding AB

Autoliv Mekan AB

Autoliv Sverige AB

Taiwan

Mei-An Autoliv Co., Ltd. (59%)

Thailand

Autoliv Asia ROH Co., Ltd.

Autoliv Thailand Ltd.

Nsk Safety Technology (Thailand) Co., Ltd.

Tunisia

Autoliv Tunisia Zriba

Steering Wheels Tunisia 1

Steering Wheels Tunisia 2

Steering Wheels Tunisia 3

Steering Wheels Tunisia 4

Turkey

Autoliv Cankor Otomotiv Emniyet Sistemleri Sanayi Ve Ticaret A.S.

Autoliv Gebze Muhendislik Merkezi Ltd

Autoliv Metal Pres Sanayi Yi Ve Ticaret A.S.

Autoliv Teknoloji Urunleri Sanayi Ve Ticaret A.S.

EMT DisTicaret A.S.

United Kingdom

Airbags International Ltd

Autoliv Holding Ltd

Autoliv Spring Dynamics Ltd

Autoliv U.K. Holding Ltd

USA

Aerotest Operations, Inc (California)

Autoliv ASP, Inc. (Indiana)

Autoliv Holding, Inc. (Delaware)

Autoliv Safety Technology, Inc (Delaware)

OEA, Inc. (Delaware)

All subsidiaries are wholly owned unless otherwise indicated.

The names of certain subsidiaries, which considered in the aggregate would not constitute a “significant subsidiary” as such term is defined in the regulations under the federal securities laws, have been omitted from the foregoing list.